Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED AND

RECORD FOURTH-QUARTER AND 2016 FINANCIAL RESULTS

Record 2016 Revenues, Digital Revenues and Earnings Per Share

Record Fourth-Quarter Revenues and Digital Revenues; GAAP Earnings Per Share Grew 57%

and Non-GAAP (redefined) Earnings Per Share Grew 160% Year-Over-Year to Record Levels

Generated Record Operating Cash Flow of $2.2 Billion in 2016, up 71% Year-Over-Year

Announces 2-Year Stock Repurchase Plan of $1 Billion

2017 Cash Dividend Increased By 15% to $0.30 Per Common Share

Santa Monica, CA – February 9, 2017 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected and record fourth-quarter and full-year 2016 results.

	Fourth Quarter			Calendar Year
		Prior
(in millions, except EPS)	2016	Outlook*	2015	2016	2015

GAAP Net Revenues	$2,014	$1,856	$1,353	$6,608	$4,664
Impact of GAAP deferrals	$438	$522	$765	$(9)	$(43)

GAAP EPS	$0.33	$0.05	$0.21	$1.28	$1.19
Non-GAAP (redefined) EPS**	$0.65	$0.40	$0.25	$2.18	$1.30
Impact of GAAP deferrals	$0.27	$0.34	$0.58	$0.02	$0.02

* Prior outlook was provided by the company on November 3, 2016 in its earnings release.

** “Non-GAAP (redefined)” includes the net effect of revenue deferrals accounting treatment on certain of our online enabled products. Please refer to our July 29, 2016 call and materials for additional information.

For the year ended December 31, 2016, Activision Blizzard’s net revenues presented in accordance with Generally Accepted Accounting Principles (“GAAP”) were a record $6.61 billion, as compared with $4.66 billion for 2015, an increase of 42%. GAAP net revenues from digital channels were a record $4.87 billion, growing 94% year-over-year. GAAP operating margin was 21%. GAAP earnings per diluted share were a record $1.28, as compared with $1.19 for 2015, an increase of 8%. On a non-GAAP (redefined) basis, the company’s operating margin was a record 35% and earnings per diluted share were a record $2.18, as compared with $1.30 for 2015, an increase of 68%.

Activision Blizzard Announces Q4 2016 Financial Results

For the quarter ended December 31 2016, Activision Blizzard’s net revenues presented in accordance with GAAP were an all-time record of $2.01 billion, as compared with $1.35 billion for the fourth quarter of 2015, an increase of 49%. GAAP net revenues from digital channels were an all-time record of $1.45 billion, growing 101% year-over-year. GAAP operating margin for the fourth quarter was 21%. GAAP earnings per diluted share were $0.33, as compared with $0.21 for the fourth quarter of 2015, an increase of 57%. Non-GAAP (redefined) operating margin was a fourth-quarter record 34%. On a non-GAAP (redefined) basis, the company’s earnings per diluted share were an all-time record $0.65, as compared with $0.25 for the fourth quarter of 2015, an increase of 160%.

Activision Blizzard generated a record $2.16 billion in operating cash flow for the year ended December 31, 2016, an increase of 71% year-over-year. For the quarter, operating cash flows were $859 million.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP (redefined) results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “Our record performance in 2016 further strengthened our position as the world’s leading standalone interactive entertainment company. For the quarter and the year, we delivered our highest revenues, non-GAAP redefined operating margins and earnings per share, well surpassing our own expectations.”

Kotick added, “The launch of Blizzard’s Overwatch® created a major new franchise, while King’s mobile advertising tests are very promising as the basis for meaningful new revenue streams. We accelerated our efforts in esports and consumer products, enabling more ways to celebrate and connect to our communities. Thanks to the strength of our established franchises and the vitality of our new initiatives, we are well positioned for growth in the years ahead.”

Selected Business Highlights:

Audience Reach

•                 Activision Blizzard had 447 million Monthly Active Users (MAUs)A in the quarter.

•                 Blizzard had its highest annual MAUsA in 2016 at 36 million, up 37% from 2015 and up 87% since 2014. Additionally, Blizzard achieved record fourth-quarter MAUsA of 41 million. Overwatch became Blizzard’s fastest game ever to reach over 25 million players globally. The title broke the previous launch year record for unit sales set by Diablo® III in 2012 and received 55 “Game of the Year” awards. World of Warcraft® MAUsA grew 10% in 2016 and over 20% year-over-year in the fourth quarter on the back of the successful third-quarter launch of the expansion, Legion™. Also, Hearthstone® had its highest annual MAUsA in 2016, growing more than 20%, in part due to the fourth-quarter expansion, Mean Streets of Gadgetzan™.

•                Activision had the biggest online player community in its history in 2016, with annual MAUsA of 50 million for the year, up 3% from 2015 and up 23% since 2014. Fourth-quarter MAUsA were 51 million. Call of Duty® was the number one console franchise globally in 2016, and in North America for the 8th year in a row.1 Life-to-date on current-generation consoles, the Call of Duty franchise had 3 of the top 10 games.1

Activision Blizzard Announces Q4 2016 Financial Results

•                 On October 28, 2016, Activision Blizzard Studios, in partnership with Netflix, debuted Skylanders™ Academy, a new TV series celebrating the beloved kids franchise. The second season will be delivered in 2017, and a third season has been ordered by Netflix.

•                 King had 405 million MAUsA for the year and 355 million MAUsA for the quarter, both of which were down year-over-year, but with better per user engagement and investment. King had two of the top 10 highest-grossing titles in the U.S. mobile app stores for the thirteenth quarter in a row.2

Deep Engagement

•                 In 2016, consumers spent approximately 43 billion hours playing and watching Activision Blizzard content, on par with Netflix and over one-and-a-half times Snapchat.

•                 Blizzard’s fourth-quarter play time surpassed the previous record set in the third quarter. Overwatch had its second and third seasonal events, Halloween Terror and Winter Wonderland, each one driving new records for engagement with the game. World of Warcraft saw an increase in total play time for the quarter, surpassing the Q3 expansion launch quarter and all non-launch quarters in the last four years.

•                 King’s time spent per daily active user is now 34 minutes a day, up quarter-over-quarter and year-over-year.

•                 In 2016, Activision Blizzard’s esports network, Major League Gaming, extended its viewer reach on social platforms like Facebook and Instagram by 50% year-over-year.3

•                 In 2016, Activision hosted a successful Call of Duty World League season, which had a $3.5 million prize pool across 16 hosted events. The 2016 season had 120 million video views and more than twice the time spent viewing compared to last year’s season.

•                 In November, Blizzard held its 10th BlizzCon® with over 25 thousand attendees, over 10 million people around the world tuning in to the event and a record number of pay-per-view tickets sold through DirecTV. Blizzard also announced the formation of the Overwatch League™ at BlizzCon.

Player Investment

•                 Activision Blizzard revenues from in-game content reached a record $3.6 billion in 2016, more than double the $1.6 billion in 2015. Excluding King, revenues from in-game content grew 30% year-over-year.

•                 Blizzard had record levels of quarterly and full-year in-game revenues, driven by World of Warcraft in-game content and continued strength of Overwatch customization items.

•                 Activision had record levels of Q4 and full-year in-game revenues.  Call of Duty: Black Ops III add-on revenues outperformed Season Pass and à la carte map packs combined, even with record Season Pass participation.

Activision Blizzard Announces Q4 2016 Financial Results

•                 King’s fourth-quarter gross bookingsB per paying user increased quarter-over-quarter and year-over-year to record levels. The Candy Crush™ franchise continued its momentum, with increased mobile gross bookings for the quarter and the year compared with 2015.

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook (redefined)	Impact of GAAP deferralsC

CY 2017
Net Revenues	$6,000	6,000	300
EPS	$0.72	1.70	0.15
Fully Diluted Shares*	765	765

Q1 2017
Net Revenues	$1,550	1,550	(500)
EPS	$0.25	0.51	(0.33)
Fully Diluted Shares*	760	760

* Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

As referenced on our July 29, 2016 call, if you would like to calculate Non-GAAP metrics as previously defined, in order to do year-over-year comparisons, you would add the impact of GAAP deferrals to the Non-GAAP (redefined) metrics.

Currency Assumptions for 2017 Outlook:

•                 $1.08 USD/Euro for current outlook (vs. average of $1.11 for 2016 and $1.11 for 2015)

•                 $1.25 USD/British Pound Sterling for current outlook (vs. average of $1.36 for 2016 and $1.53 for 2015)

Capital Allocation:

The company also announced that its Board of Directors authorized a new 2-year stock repurchase program under which the company is authorized to repurchase up to $1 billion of its outstanding common stock during the period from February 13, 2017 through February 12, 2019.

The Board of Directors also approved a repayment of up to $500 million of the company’s outstanding debt during 2017, of which $139 million has already been repaid during the first quarter.

The Board of Directors also declared a cash dividend of $0.30 per common share, payable on May 10, 2017 to shareholders of record at the close of business on March 30, 2017, which represents a 15% increase from 2016.

Activision Blizzard Announces Q4 2016 Financial Results

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended December 31, 2016 and management’s outlook for 2017. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-395-3237 in the U.S. with passcode 9509569.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Pet Rescue™, Bubble Witch™ and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®”. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 Based on data from the NPD Group and GfK Chart-Track

2 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for fourth quarter 2016

3 Per internal tracking

  A Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision Publishing and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

B Gross bookings is an operating metric that represents the total cash spent by players in the period for the purchase of virtual items. King uses gross bookings to evaluate its results of operations, generate future operating plans and assess performance. Gross bookings is the total price paid by players, which includes indirect taxes (sales tax or value added tax etc.), platform providers fees, and King’s share of revenues.

C Net effect of accounting treatment from revenue deferrals on certain of our online enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, and together with the related cost of revenues deferrals treatment and the related tax impacts for the purposes of EPS. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

Activision Blizzard Announces Q4 2016 Financial Results

Non-GAAP (as previously defined) and Non-GAAP (redefined) Financial Measures: In accordance with the updated Compliance and Disclosure Interpretations issued by the SEC staff on May 17, 2016, beginning with the reporting of our second-quarter 2016 results, we have reported our financial results and provided our outlook using GAAP and non-GAAP (redefined). We have historically provided Non-GAAP (as previously defined) financial measures. The only difference between the two measures is the inclusion (Non-GAAP (redefined)) or exclusion (Non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online enabled products. Please see materials from July 29, 2016 call for further details.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP; and

•                  the income tax adjustments associated with any of the above items (tax impact on Non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results).

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Activision Blizzard Announces Q4 2016 Financial Results

Cautionary Note Regarding Forward-looking Statements: The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance; (4) statements relating to the acquisition of King and expected impact of that transaction, including without limitation, the expected impact on Activision Blizzard, Inc.’s future financial results; and (5) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: uncertainties as to whether and when Activision Blizzard will be able to realize the anticipated financial benefits from the acquisition of King; the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses; sales levels of Activision Blizzard’s titles, products and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high-quality titles, products and services; risks relating to the expansion into new businesses, including the potential impact on our existing businesses; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@ActivisionBlizzard.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net revenues
Product sales	$696	$711	$2,196	$2,447
Subscription, licensing and other revenues[1]	1,318	642	4,412	2,217
Total net revenues	2,014	1,353	6,608	4,664

Costs and expenses
Cost of revenues—product sales:
Product costs	313	343	741	872
Software royalties, amortization, and intellectual property licenses	80	98	331	370
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	230	82	851	274
Software royalties, amortization, and intellectual property licenses	153	15	471	69
Product development	285	193	958	646
Sales and marketing	380	289	1,210	734
General and administrative	148	83	634	380
Total costs and expenses	1,589	1,103	5,196	3,345

Operating income	425	250	1,412	1,319

Interest and other expense (income), net	43	49	214	198
Loss on extinguishment of debt	82	—	92	—

Income before income tax expense	300	201	1,106	1,121

Income tax expense	46	42	140	229

Net income	$254	$159	$966	$892

Basic earnings per common share [2]	$0.34	$0.22	$1.30	$1.21
Weighted average common shares outstanding	744	733	740	728

Diluted earnings per common share [2]	$0.33	$0.21	$1.28	$1.19
Weighted average common shares outstanding assuming dilution	757	744	754	739

1                    Subscription, licensing and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, microtransactions, and other miscellaneous revenues.

2                    The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 1 million and 3 million for the three months and year ended December 31, 2016 respectively, and 6 million and 8 million for the three months and year ended December 31, 2015 respectively.  For the three months and year ended December 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $253 million and $962 million, respectively, as compared to total net income of $254 million and $966 million, respectively, for the same period. For the three months and year ended December 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $158 million and $881 million, respectively, as compared to total net income of $159 million and $892 million, respectively, for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	December 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$3,245	$1,823
Accounts receivable, net	732	679
Inventories, net	49	128
Software development	412	336
Other current assets	392	421
Total current assets	4,830	3,387
Cash in escrow	—	3,561
Software development	54	80
Property and equipment, net	258	189
Deferred income taxes, net	283	275
Other assets	401	177
Intangible assets, net	1,858	482
Goodwill	9,768	7,095
Total assets	$17,452	$15,246

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$222	$284
Deferred revenues	1,628	1,702
Accrued expenses and other liabilities	806	625
Total current liabilities	2,656	2,611
Long-term debt, net	4,887	4,074
Deferred income taxes, net	44	10
Other liabilities	746	483
Total liabilities	8,333	7,178

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,442	10,242
Treasury stock	(5,563)	(5,637)
Retained earnings	4,869	4,096
Accumulated other comprehensive loss	(629)	(633)
Total shareholders’ equity	9,119	8,068
Total liabilities and shareholders’ equity	$17,452	$15,246

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$966	$892
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(9)	(27)
Provision for inventories	42	43
Depreciation and amortization	829	95
Amortization of capitalized software development costs and intellectual property licenses[1]	321	399
Premium payment for early redemption of note	63	—
Amortization of debt discount, financing costs, and non-cash write-off due to extinguishment of debt	50	7
Stock-based compensation expense[2]	147	92
Other	4	—
Changes in operating assets and liabilities, net of effect from business acquisitions:
Accounts receivable, net	84	(40)
Inventories	32	(54)
Software development and intellectual property licenses	(362)	(350)
Other assets	(10)	21
Deferred revenues	(35)	(27)
Accounts payable	(50)	(25)
Accrued expenses and other liabilities	83	233
Net cash provided by operating activities	2,155	1,259

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	—	145
Purchases of available-for-sale investments	—	(145)
Acquisition of business, net of cash acquired	(4,588)	(46)
Release (deposit) of cash in escrow	3,561	(3,561)
Capital expenditures	(136)	(111)
Other investing activities	(14)	2
Net cash used in investing activities	(1,177)	(3,716)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	106	106
Tax payment related to net share settlements on restricted stock rights	(115)	(83)
Dividends paid	(195)	(170)
Proceeds from debt financing	6,925	—
Repayment of long-term debt	(6,104)	(250)
Payment of debt discount and financing costs	(54)	(7)
Premium payment for early redemption of note	(63)	—
Proceeds received from shareholder settlement	—	202
Net cash provided by (used in) financing activities	500	(202)

Effect of foreign exchange rate changes on cash and cash equivalents	(56)	(366)

Net increase (decrease) in cash and cash equivalents	1,422	(3,025)

Cash and cash equivalents at beginning of period	1,823	4,848

Cash and cash equivalents at end of period	$3,245	$1,823

1 Excludes deferral and amortization of stock-based compensation expense.

2 Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES SUPPLEMENTAL FINANCIAL INFORMATION (Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year

	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase

	2014	2015	2015	2015	2015	(Decrease)	2016	2016	2016	2016	(Decrease)
Cash Flow Data
Operating Cash Flow	$1,205	$223	$144	$(171)	$1,063	(12)%	$337	$503	$456	$859	(19)%
Capital Expenditures	17	21	28	46	16	(6)	27	44	28	37	131
Non-GAAP Free Cash Flow[1]	1,188	202	116	(217)	1,047	(12)	310	459	428	822	(21)

Operating Cash Flow - TTM[2]	1,331	1,401	1,433	1,401	1,259	(5)	1,373	1,732	2,359	2,155	71
Capital Expenditures - TTM[2]	107	91	94	112	111	4	117	133	115	136	23
Non-GAAP Free Cash Flow - TTM[2]	$1,224	$1,310	$1,339	$1,289	$1,148	(6)%	$1,256	$1,599	$2,244	$2,019	76%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended March 31, 2014, three months ended June 30, 2014, and three months ended September 30, 2014 was $153 million, $112 million, and $(139) million, respectively.  Capital Expenditures for the three months ended March 31, 2014, three months ended June 30, 2014, and three months ended September 30, 2014, was $37 million, $25 million, and $28 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended December 31, 2016	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,014	$313	$80	$230	$153	$285	$380	$148	$1,589
Stock-based compensation[1]	—	—	(4)	—	(2)	(13)	(3)	(18)	(40)
Amortization of intangible assets[2]	—	—	(5)	—	(127)	—	(78)	(2)	(212)
Fees and other expenses related to acquisitions[3]	—	—	—	—	—	—	—	(4)	(4)
Non-GAAP (redefined) Measurement	$2,014	$313	$71	$230	$24	$272	$299	$124	$1,333

Net effect of deferred revenues and related cost of revenues[4]	$438	$102	$99	$5	$(6)	$—	$—	$—	$200

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$425	$254	$0.34	$0.33
Stock-based compensation[1]	40	40	0.05	0.05
Amortization of intangible assets[2]	212	212	0.28	0.28
Fees and other expenses related to acquisitions[3]	4	6	0.01	0.01
Loss on extinguishment of debt[5]	—	82	0.11	0.11
Income tax impacts from items above[6]	—	(98)	(0.13)	(0.13)
Non-GAAP (redefined) Measurement	$681	$496	$0.66	$0.65

Net effect of deferred revenues and related cost of revenues[4]	$238	$200	$0.27	$0.27

1       Includes expenses related to stock-based compensation.

2       Reflects amortization of intangible assets from purchase price accounting.

3       Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4       Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5       Reflects the loss on extinguishment of debt.

6       Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months ended December 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $495 million, as compared to total net income of $496 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 744 million, participating securities of approximately 1 million, and dilutive shares of 13 million during the three months ended December 31, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2016	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$6,608	$741	$331	$851	$471	$958	$1,210	$634	$5,196
Stock-based compensation[1]	—	—	(20)	(2)	(2)	(47)	(15)	(73)	(159)
Amortization of intangible assets[2]	—	—	(8)	—	(424)	—	(266)	(8)	(706)
Fees and other expenses related to acquisitions[3]	—	—	—	—	—	—	—	(47)	(47)
Non-GAAP (redefined) Measurement	$6,608	$741	$303	$849	$45	$911	$929	$506	$4,284

Net effect of deferred revenues and related cost of revenues[4]	$(9)	$(39)	$3	$12	$5	$—	$—	$—	$(19)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,412	$966	$1.30	$1.28
Stock-based compensation[1]	159	159	0.21	0.21
Amortization of intangible assets[2]	706	706	0.95	0.93
Fees and other expenses related to acquisitions[3]	47	54	0.07	0.07
Loss on extinguishment of debt[5]	—	92	0.12	0.12
Income tax impacts from items above[6]	—	(327)	(0.44)	(0.43)
Non-GAAP (redefined) Measurement	$2,324	$1,650	$2.22	$2.18

Net effect of deferred revenues and related cost of revenues[4]	$10	$20	$0.03	$0.02

[1]	Includes expenses related to stock-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.
[4]

Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

[5]	Reflects the loss on extinguishment of debt.
[6]

Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the year ended December 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $1,643 million, as compared to total net income of $1,650 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 740 million, participating securities of approximately 3 million, and dilutive shares of 14 million during the year ended December 31, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended December 31, 2015	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,353	$343	$98	$82	$15	$193	$289	$83	$1,103
Stock-based compensation[1]	—	—	(5)	—	—	(5)	(2)	(10)	(22)
Amortization of intangible assets[2]	—	—	(7)	—	—	—	—	—	(7)
Fees and other expenses related to acquisitions[3]	—	—	—	—	—	—	—	(5)	(5)
Non-GAAP (redefined) Measurement	$1,353	$343	$86	$82	$15	$188	$287	$68	$1,069

Net effect of deferred revenues and related cost of revenues[4]	$765	$131	$86	$1	$(7)	$—	$—	$—	$211

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$250	$159	$0.22	$0.21
Stock-based compensation[1]	22	22	0.03	0.03
Amortization of intangible assets[2]	7	7	0.01	0.01
Fees and other expenses related to acquisitions[3]	5	5	0.01	0.01
Income tax impacts from items above[5]	—	(9)	(0.02)	(0.01)
Non-GAAP (redefined) Measurement	$284	$184	$0.25	$0.25

Net effect of deferred revenues and related cost of revenues[4]	$554	$438	$0.59	$0.58

1                     Includes expenses related to stock-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months ended December 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $183 million, as compared to total net income of $184 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 733 million, participating securities of approximately 6 million, and dilutive shares of 11 million during the three months ended December 31, 2015.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Year Ended December 31, 2015	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,664	$872	$370	$274	$69	$646	$734	$380	$3,345
Stock-based compensation[1]	—	—	(12)	—	(3)	(25)	(9)	(43)	(92)
Amortization of intangible assets[2]	—	—	(11)	—	—	—	—	—	(11)
Fees and other expenses related to acquisitions[3]	—	—	—	—	—	—	—	(5)	(5)
Non-GAAP (redefined) Measurement	$4,664	$872	$347	$274	$66	$621	$725	$332	$3,237

Net effect of deferred revenues and related cost of revenues[4]	$(43)	$(51)	$(50)	$17	$2	$—	$—	$—	$(82)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,319	$892	$1.21	$1.19
Stock-based compensation[1]	92	92	0.13	0.12
Amortization of intangible assets[2]	11	11	0.02	0.02
Fees and other expenses related to acquisitions[3]	5	5	0.01	0.01
Income tax impacts from items above[5]	—	(30)	(0.05)	(0.04)
Non-GAAP (redefined) Measurement	$1,427	$970	$1.32	$1.30

Net effect of deferred revenues and related cost of revenues[4]	$39	$19	$0.02	$0.02

[1]	Includes expenses related to stock-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.
[4]

Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

[5]

Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the year ended December 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $958 million, as compared to total net income of $970 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 728 million, participating securities of approximately 8 million, and dilutive shares of 11 million during the year ended December 31, 2015.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2016 and 2015

(Amounts in millions)

	Three Months Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,454	72%	$724	54%	$730	101%
Retail channels	372	18	462	34	(90)	(19)
Other[3]	188	9	167	12	21	13
Total consolidated net revenues	$2,014	100%	$1,353	100%	$661	49

Change in deferred revenues[4]
Digital online channels[2]	$61		$56
Retail channels	369		709
Other[3]	8		—
Total changes in deferred revenues	$438		$765

	Year Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$4,865	74%	$2,502	54%	$2,363	94%
Retail channels	1,386	21	1,806	39	(420)	(23)
Other[3]	357	5	356	8	1	—
Total consolidated net revenues	$6,608	100%	$4,664	100%	$1,944	42

Change in deferred revenues[4]
Digital online channels[2]	$351		$126
Retail channels	(368)		(169)
Other[3]	8		—
Total changes in deferred revenues	$(9)		$(43)

1       The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2       Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, microtransactions, and products.

3       Net revenues from Other include revenues from our Major League Gaming, studios, and distribution businesses.

4       Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2016 and 2015
(Amounts in millions)

	Three Months Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$586	29%	$655	48%	$(69)	(11)%
PC2	704	35	385	28	319	83
Mobile and ancillary[3]	536	27	146	11	390	N	M
Other[4]	188	9	167	12	21	13
Total consolidated net revenues	$2,014	100%	$1,353	100%	$661	49

Change in deferred revenues[5]
Console	$499		$705
PC2	(68)		57
Mobile and ancillary[3]	(1)		3
Other[4]	8		—
Total changes in deferred revenues	$438		$765

	Year Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$2,453	37%	$2,391	51%	$62	3%
PC2	2,124	32	1,499	32	625	42
Mobile and ancillary[3]	1,674	25	418	9	1,256	N	M
Other[4]	357	5	356	8	1	—
Total consolidated net revenues	$6,608	100%	$4,664	100%	$1,944	42

Change in deferred revenues[5]
Console	$(184)		$(22)
PC2	135		(56)
Mobile and ancillary[3]	32		35
Other[4]	8		—
Total changes in deferred revenues	$(9)		$(43)

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Net revenues from PC include revenues that were historically shown as Online.

3                     Net revenues from mobile and ancillary include revenues from handheld, mobile and tablet devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories from the Skylanders franchise and other physical merchandise and accessories.

4                     Net revenues from Other include revenues from our Major League Gaming, studios, and distribution businesses.

5                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2016 and 2015
(Amounts in millions)

	Three Months Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,012	50%	$659	49%	$353	54%
EMEA[2]	693	34	522	39	171	33
Asia Pacific	309	15	172	13	137	80
Total consolidated GAAP net revenues	$2,014	100%	$1,353	100%	$661	49

Change in deferred revenues[3]
Americas	$275		$447
EMEA[2]	163		277
Asia Pacific	—		41
Total changes in net revenues	$438		$765

	Year Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$3,423	52%	$2,409	52%	$1,014	42%
EMEA[2]	2,221	34	1,741	37	480	28
Asia Pacific	964	15	514	11	450	88
Total consolidated GAAP net revenues	$6,608	100%	$4,664	100%	$1,944	42

Change in deferred revenues[3]
Americas	$(32)		$(55)
EMEA[2]	(13)		(20)
Asia Pacific	36		32
Total changes in net revenues	$(9)		$(43)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    EMEA consists of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2016 and 2015
(Amounts in millions)

	Three Months Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$1,151	51%	$1,492	76%	$(341)	(23)%
Blizzard[3]	669	30	459	24	210	46
King[4]	436	19	—	—	436	NM
Reportable segments total	2,256	100%	1,951	100%	305	16
Reconciliation to consolidated net revenues:
Other segments[5]	196		167
Net effect from deferral of net revenues[6]	(438)		(765)
Consolidated net revenues	$2,014		$1,353		$661	49%

Segment income from operations:
Activision[2]	$479		$626		$(147)	(23)%
Blizzard[3]	273		177		96	54
King[4]	156		—		156	NM
Reportable segments total	908		803		105	13
Reconciliation to consolidated operating income and consolidated income before income tax expense
Other segments[5]	11		35
Net effect from certain revenues deferrals accounting treatment[6]	(238)		(554)
Stock-based compensation expense	(40)		(22)
Amortization of intangible assets	(212)		(7)
Fees and other expenses related to acquisitions[7]	(4)		(5)
Consolidated operating income	425		250		175	70
Interest and other expense (income), net	43		49
Loss on extinguishment of debt	82		—
Consolidated income before income tax expense	$300		$201		$99	49%

Operating margin from total reportable segments	40.2%		41.2%

	Year Ended
	December 31, 2016		December 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$2,220	36%	$2,700	63%	$(480)	(18)%
Blizzard[3]	2,428	39	1,565	37	863	55
King[4]	1,586	25	—	—	1,586	NM
Reportable segments total	6,234	100%	4,265	100%	1,969	46
Reconciliation to consolidated net revenues:
Other segments[5]	365		356
Net effect from deferral of net revenues[6]	9		43
Consolidated net revenues	$6,608		$4,664		$1,944	42%

Segment income from operations:
Activision[2]	$788		$868		$(80)	(9)%
Blizzard[3]	1,013		561		452	81
King[4]	537		—		537	NM
Reportable segments total	2,338		1,429		909	64
Reconciliation to consolidated operating income and consolidated income before income tax expense
Other segments[5]	(4)		37
Net effect from certain revenues deferrals accounting treatment[6]	(10)		(39)
Stock-based compensation expense	(159)		(92)
Amortization of intangible assets	(706)		(11)
Fees and other expenses related to acquisitions[7]	(47)		(5)
Consolidated operating income	1,412		1,319		93	7
Interest and other expense (income), net	214		198
Loss on extinguishment of debt	92		—
Consolidated income before income tax expense	$1,106		$1,121		$(15)	(1)%

Operating margin from total reportable segments	37.5%		33.5%

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Other includes other income and expenses from operating segments managed outside the reportable segments, including our Major League Gaming, studios, and distribution businesses. Other also includes unallocated corporate income and expenses.

6                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

Our operating segments are consistent with the manner our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; stock-based compensation expense; amortization of intangible assets as a result of purchase price accounting; and fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions and financings.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended December 31, 2016

(Amounts in millions)

					Trailing Twelve Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016

GAAP Net Income[1]	$363	$151	$199	$254	$966
Interest and other expense (income), net	52	66	53	43	214
Loss on extinguishment of debt	—	—	10	82	92
Provision for income taxes[1]	46	16	32	46	140
Depreciation and amortization	107	233	243	246	829
EBITDA	568	466	537	671	2,241

Stock-based compensation expense[2]	44	41	33	40	159
Fees and other expenses related to acquisitions[3]	34	4	4	4	47
Adjusted EBITDA (redefined)	$646	$511	$574	$715	$2,447

Change in deferred net revenues and related cost of revenues[4]	$(369)	$108	$33	$238	$10

1                    We recognized $27 million, $24 million, $12 million, and $18 million of excess tax benefits from share-based payments as an income tax benefit in the provision for income taxes for the three months ended March 31, June 30, September 30, and December 31, 2016, respectively.

2                    Includes expenses related to stock-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

Trailing twelve months are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending March 31, 2017 and Year Ending December 31, 2017

GAAP to Non-GAAP (redefined) Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2017	December 31, 2017

Net Revenues[1]	$1,550	$6,000
Change in deferred revenues[2]	$(500)	$300

Earnings Per Diluted Share (GAAP)	$0.25	$0.72
Excluding the impact of:
Stock-based compensation[3]	0.06	0.25
Amortization of intangible assets[4]	0.24	0.99
Fees and other expenses related to acquisitions[5]	0.02	0.03
Restructuring costs[6]	0.02	0.05
Other non-cash charges[7]	0.02	0.02
Income tax impacts from items above[8]	(0.10)	(0.35)
Earnings Per Diluted Share (Non-GAAP redefined)	$0.51	$1.70

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[9]	$(0.33)	$0.15

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP (redefined) as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to stock-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

6                    Reflects our planned restructuring charges, primarily severance costs, related to our continued transition to digital.

7                    Reflects non-cash accounting charges of $14 million to reclassify certain amounts included in our cumulative translation adjustments into earnings as required by GAAP for the three months ending March 31, 2017 and for the year ending December 31, 2017.

8                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls, with the exception of certain outstanding equity grants which are set to expire this year if not exercised.

9                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP (redefined) earnings per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.